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                                                                    Exhibit 16.1
June 30, 1999

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Gentlemen:


We have read Amendment 1 to the Registration Statement (Form S-4 No. 333-77103) dated July 2, 1999, of Grove Investors LLC and Grove Investors Capital, Inc. and are in agreement with the statements contained in the two paragraphs beginning on page 122 therein under the section entitled CHANGE IN ACCOUNTANTS. We have no basis to agree or disagree with other statements of the registrant contained therein.


                                               /s/ Ernst & Young LLP